EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 9, 2017, relating to the consolidated financial statements of HomeStreet, Inc., and the effectiveness of HomeStreet, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of HomeStreet, Inc. for the year ended December 31, 2016.
/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
August 4, 2017